UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2007

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

                                    Federal                                                      000-50592                                                      20-0411486
                                (State or other jurisdiction)                                       (Commission File No.)                                    (I.R.S. Employer
                                        of incorporation)                                                                                                                       Identification No.)

Address of principal executive offices:  1359 N. Grand Avenue, Covina, CA 91722

Registrant’s telephone number, including area code:  (626) 339-9663

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On October 31, 2007, Laura Weisshar was appointed to the Board of Directors of K-Fed Bancorp (the “Company”) and its wholly owned subsidiary, Kaiser Federal Bank. Ms. Weisshar has been employed by the Kaiser Foundation Health Plan since 1992, serving in a number of management positions until her appointment in 2002 as the Vice President and Controller of the Kaiser Permanente Southern California Region. Ms. Weisshar is licensed as a certified public accountant in the State of California.

Ms. Weisshar was appointed to the Company’s audit committee and compensation committee and will serve as the “audit committee financial expert.”  On November 5, 2007, the Company was notified by The Nasdaq Stock Market that the Company now complies with Marketplace Rule 4350(d)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

DATE:  November 5, 2007                                                                                                By:  /s/ Kay M. Hoveland
                           Kay M. Hoveland
                           President and Chief Executive Officer